Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 (File No. 333-268993) of our report dated April 10, 2025, relating to the consolidated financial statements of Infobird Co., Ltd and subsidiaries, appearing in this Annual Report on Amendment No.1 to Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

August 12, 2025